EXHIBIT 4.143

Humboldt County
Assessor's Parcel No. N/A -unpatented mining claims
Recorded at the request of
And when recorded return to:
Desert Valley Gold Co.
Suite 900-409 Granville St.
Vancouver, B.C. V6C 1C2
The undersigned affirms that this instrument does
Not contain the social security number of any person.

Quitclaim Deed
(Blue Claims)

Nevada Eagle Resources LLC ("Grantor") quitclaims to Desert Valley Gold ("Grantee") and its successors and assigns forever, all of Grantor's right, title and interest in and to the unpatented mining claims situated in Humboldt County, Nevada, more particularly described in Exhibit A attached to and by this reference incorporated in this Quitclaim Deed.

April 1st , 2009	Signed
John L. Key

STATE OF NEVADA,	)
ss
COUNTY OF WASHOE	)

This Quitclaim Deed was acknowledged before me on April 1st 2009 by John L. Key

Signed
Caren M. Idzinga

Exhibit A
Blue Claims
Humboldt County, Nevada

Blue Mountain Project
Name	BLM Serial number	County document
Blue 1 through Blue 10	NMC 1001318-1001327	2008-9784 through 2008-9793
Blue 11 through Blue 27	NMC 1003767-1003783	2009-498 through 2009-514
Blue 48,62,63 and 64	NMC 1003784-1003787	2009-515 through 2009-518
(31 total claims-Humboldt)